Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX AMERICA • ASIA PACIFIC • EUROPE

December 14, 2022

MasterBrand, Inc.

One MasterBrand Cabinets Drive

Jasper, Indiana 47546

Re:    16,500,000 Shares of Common Stock, $0.01 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by MasterBrand, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 16,500,000 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company, which may be issued under the MasterBrand, Inc. 2022 Long-Term Incentive Plan (the “Plan”, and the shares of Common Stock to be registered under the Registration Statement, the “Registered Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement; (ii) the form of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware prior to the closing of the distribution by Fortune Brands Home & Security, Inc. of all of the issued and outstanding shares of Common Stock of the Company (the “Distribution”), filed as Exhibit 4.1 to the Registration Statement; (iii) the form of the Company’s Amended and Restated Bylaws to be effective prior to the closing of the Distribution, filed as Exhibit 4.2 to the Registration Statement; (iv) the Plan, to be effective as of the closing of the Distribution; (v) the resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the Plan and (vi) the resolutions adopted by the Company’s sole stockholder relating to the adoption of the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

MasterBrand, Inc.

December 14, 2022

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the Plan; and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) all in accordance with the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP